   Exhibit 10(a)

2004 PERFORMANCE SHARE AWARD LETTER
FOR SENIOR OFFICERS

The Compensation and Management Succession Committee of the Company’s Board of Directors (the “Committee”) has awarded you the following:

_______ Performance Shares
Award Period: January 1, 2004 – December 31, 2007
Grant Date:_____________

The Performance Shares were awarded pursuant to the Company’s Long-Term Incentive Plan (the “Plan”), and are subject to the terms and conditions contained in the Plan and in the Provisions for 2004 Performance Shares for Senior Officers set forth in Appendix A to this Award Letter.

This Award is intended to fulfill the Plan’s purpose of furthering the long-term growth in profitability of the Company by offering long-term incentives to key executives, officers and employees who will be largely responsible for such growth. Since these Awards have been granted to only a select group of Company employees, I request that you keep the terms of this Award confidential.

__________________________________________
H. Corbin Day, Chairman,
Compensation and Management Succession Committee
of the Board of Directors
of Protective Life Corporation